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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports included in this Registration Statement and to the incorporation by reference in this Registration Statement of our reports dated February 10, 1998 included in the Annual Reports on Form 10-K listed below, and to all references to our Firm included in this Registration Statement.

Swift Energy Company's Annual Report on Form 10-K for the year ended December 31, 1997;
Swift Energy Managed Pension Assets Partnership 1988-A, Ltd.'s Annual Report on
     Form 10-K for the year ended December 31, 1997;
Swift Energy Income Partners 1989-B, Ltd.'s Annual Report on Form 10-K for the
     year ended December 31, 1997; and
Swift Energy Pension Partners 1993-B, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1997.

                                            ARTHUR ANDERSEN LLP

Houston, Texas

June 2, 1998